AMENDMENT NO. 27
TO THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(Class A Shares)
     The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, and as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective December 16, 2013, as follows:
     WHEREAS, the parties desire to amend the Plan to add Invesco All Cap Market Neutral Fund, Invesco Global Market Neutral Fund, Invesco Global Targeted Returns Fund, Invesco Long/Short Equity Fund, Invesco Low Volatility Emerging Markets Fund, Invesco Macro International Equity Fund and Invesco Macro Long/Short Fund;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(CLASS A SHARES)

(DISTRIBUTION AND SERVICE FEES)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class A Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class A Shares of each Portfolio to the average daily net assets of the Class A Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class A Shares of the Portfolio.

	Minimum
	Asset
AIM COUNSELOR SERIES TRUST	Based	Maximum	Maximum
(INVESCO COUNSELOR SERIES TRUST)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco Core Plus Bond Fund	0.00%	0.25%	0.25%
Invesco Floating Rate Fund	0.00%	0.25%	0.25%
Invesco Global Real Estate Income Fund	0.00%	0.25%	0.25%
Invesco Low Volatility Equity Yield Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
AIM EQUITY FUNDS	Based	Maximum	Maximum
(INVESCO EQUITY FUNDS)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco Charter Fund	0.00%	0.25%	0.25%
Invesco Constellation Fund	0.00%	0.25%	0.25%
Invesco Diversified Dividend Fund	0.00%	0.25%	0.25%
Invesco Summit Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
AIM FUNDS GROUP	Based	Maximum	Maximum
(INVESCO FUNDS GROUP)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco European Small Company Fund	0.00%	0.25%	0.25%
Invesco Global Core Equity Fund	0.00%	0.25%	0.25%
Invesco International Small Company Fund	0.00%	0.25%	0.25%
Invesco Small Cap Equity Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
AIM GROWTH SERIES	Based	Maximum	Maximum
(INVESCO GROWTH SERIES)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco Balanced-Risk Retirement Now Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Retirement 2020 Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Retirement 2030 Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Retirement 2040 Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Retirement 2050 Fund	0.00%	0.25%	0.25%
Invesco Global Low Volatility Equity Yield Fund	0.00%	0.25%	0.25%
Invesco Growth Allocation Fund	0.00%	0.25%	0.25%
Invesco Income Allocation Fund	0.00%	0.25%	0.25%
Invesco International Allocation Fund	0.00%	0.25%	0.25%
Invesco Mid Cap Core Equity Fund	0.00%	0.25%	0.25%
Invesco Moderate Allocation Fund	0.00%	0.25%	0.25%
Invesco Conservative Allocation Fund	0.00%	0.25%	0.25%
Invesco Small Cap Growth Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
AIM INTERNATIONAL MUTUAL FUNDS	Based	Maximum	Maximum
(INVESCO INTERNATIONAL MUTUAL FUNDS)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco Asia Pacific Growth Fund	0.00%	0.25%	0.25%
Invesco European Growth Fund	0.00%	0.25%	0.25%
Invesco Global Growth Fund	0.00%	0.25%	0.25%
Invesco Global Opportunities Fund	0.00%	0.25%	0.25%
Invesco Select Opportunities Fund	0.00%	0.25%	0.25%
Invesco Global Small & Mid Cap Growth Fund	0.00%	0.25%	0.25%
Invesco International Core Equity Fund	0.00%	0.25%	0.25%
Invesco International Growth Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
AIM INVESTMENT FUNDS	Based	Maximum	Maximum
(INVESCO INVESTMENT FUNDS)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco All Cap Market Neutral Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Allocation Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Commodity Strategy Fund	0.00%	0.25%	0.25%
Invesco China Fund	0.00%	0.25%	0.25%
Invesco Developing Markets Fund	0.00%	0.25%	0.25%
Invesco Emerging Market Local Currency Debt Fund	0.00%	0.25%	0.25%
Invesco Emerging Markets Equity Fund	0.00%	0.25%	0.25%
Invesco Endeavor Fund	0.00%	0.25%	0.25%
Invesco Global Health Care Fund	0.00%	0.25%	0.25%
Invesco Global Market Neutral Fund	0.00%	0.25%	0.25%
Invesco Global Markets Strategy Fund	0.00%	0.25%	0.25%
Invesco Global Targeted Returns Fund	0.00%	0.25%	0.25%
Invesco International Total Return Fund	0.00%	0.25%	0.25%
Invesco Long/Short Equity Fund	0.00%	0.25%	0.25%
Invesco Low Volatility Emerging Markets Fund	0.00%	0.25%	0.25%
Invesco Macro International Equity Fund	0.00%	0.25%	0.25%
Invesco Macro Long/Short Fund	0.00%	0.25%	0.25%
Invesco Premium Income Fund	0.00%	0.25%	0.25%
Invesco Select Companies Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
AIM INVESTMENT SECURITIES FUNDS	Based	Maximum	Maximum
(INVESCO INVESTMENT SECURITIES FUNDS)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco Global Real Estate Fund	0.00%	0.25%	0.25%
Invesco High Yield Fund	0.00%	0.25%	0.25%
Invesco Real Estate Fund	0.00%	0.25%	0.25%
Invesco Short Term Bond Fund	0.00%	0.15%	0.15%
Invesco U.S. Government Fund	0.00%	0.25%	0.25%

Portfolio – Class A2 Shares

Invesco Limited Maturity Treasury Fund	0.00%	0.15%	0.15%

	Minimum
	Asset
AIM SECTOR FUNDS	Based	Maximum	Maximum
(INVESCO SECTOR FUNDS)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco Energy Fund	0.00%	0.25%	0.25%
Invesco Gold & Precious Metals Fund	0.00%	0.25%	0.25%

Invesco Technology Fund	0.00%	0.25%	0.25%
Invesco Dividend Income Fund	0.00%	0.25%	0.25%

Minimum
Asset
AIM TAX-EXEMPT FUNDS	Based	Maximum	Maximum
(INVESCO TAX-EXEMPT FUNDS)	Sales	Service	Aggregate
Portfolio – Class A Shares	Charge	Fee	Fee
Invesco Tax-Exempt Cash Fund	0.00%	0.10%	0.10%

*	The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).”
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: December 16, 2013

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